UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2011

BOLLENTE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54219	26-2137574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Gainey Center II 8501 North Scottsdale Road, Suite 165 Scottsdale, Arizona	85253-2740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480)-275-7572

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway
Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*EXPLANTORY NOTE: The Registrant is amending this Current Report on Form 8-K to supplement Form 10 type information, including the Pro-Formas and Audited Finanicals.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, any perceived benefits as the result of the Acquisition Agreement and Plan of Merger referenced herein, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, subscriptions, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

EXPLANATORY NOTE

The acquisition of 100% of the issued and outstanding shares of common stock of Bollente, Inc. was completed on May 16, 2011.  As a result of the completion of the acquisition, the Registrant’s business has been redirected to the research and development of high quality, whole-house, electric tankless water heater that is more energy efficient than conventional products.

References throughout this Current Report on Form 8-K to “we,” “our,” “us,” “the Company,” “the Registrant,” “BOLC,” and similar terms refer to Bollente Companies, Inc., unless otherwise expressly stated or the context otherwise requires.  This Current Report contains summaries of the material terms of the agreements executed in connection with the transactions described herein.  The summaries of these agreements are subject to, and qualified in their entirety by, reference to those agreements, all of which are incorporated herein by reference.

Section 1 – Registrant’s Business and OperationsItem 1.01 Entry into a Material Definitive Agreement.

As previously reported by the Registrant in its Current Report on Form 8-K, filed on March 9, 2011, the Registrant entered into an Acquisition Agreement and Plan of Merger (the “Merger Agreement”) by and among Woodmans Lumber and Millworks Peru, Inc. (“Woodmans”), a Nevada Corporation and wholly-owned subsidiary of the Registrant, and Bollente, Inc. (“Bollente”), a Nevada Corporation on March 7, 2011 to acquire one hundred percent (100%) of Bollente’s issued and outstanding common stock in exchange for 4,707,727 shares of the Registrant’s common stock.

The acquisition was completed on May 16, 2011. See Item 2.01 below for a further description of the acquisition.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 16, 2011, we completed the acquisition of 100% of the issued and outstanding common stock of Bollente pursuant to the Merger Agreement described in Item 1.01 above and in this Item 2.01. On the date of acquisition, Bollente was 2.78% owned and controlled 100% by Robertson J. Orr, a majority stockholder, officer and director of the Registrant and the acquisition was accounted for by means of a pooling of the entities from the date of inception of Bollente on March 7, 2008 because the entities were under common control.

Pursuant to the conditions to closing of the Merger, the Registrant issued Four Million Seven Hundred and Seven Thousand, Seven Hundred and Twenty-Seven (4,707,727) shares of the Registrant’s common stock in exchange for 100% of the outstanding shares of common stock of Bollente.

FORM 10 DISCLOSURE

           We are providing below the information that would be included in a Form 10 if we were to file a Form 10.  Please note that the information provided below relates to the current operations acquired through the closing of the Acquisition Agreement and Plan of Merger, as discussed above.

DESCRIPTION OF BUSINESS

As a result of the closing of the Acquisition Agreement and Plan of Merger discussed in Items 1.01 and 2.01 above, our main focus has been redirected to the research and development of high quality, whole-house, electric tankless water heater that is more energy efficient than conventional products.  The information set forth herein is only a summary of our business plans.

Business Development

Bollente Companies, Inc. ( “BOLC”) was formed as a Nevada corporation in March 2008.  On September 23, 2010, BOLC changed its name from Alcantara Brands Corporation to Bollente Companies, Inc.  Effective May 16, 2011, BOLC completed the acquisition of Bollente, Inc (“Bollente”) through the acquisition of 100% of the issued and outstanding common stock of Bollente.

As a result of the closing of the Merger, BOLC is now involved in research and development of high quality, whole-house, electric tankless water heater that is more energy efficient than conventional products.

On February 24, 2011, Bollente accepted an assignment of an engineering services contract from Perigon Companies, LLC, a Delaware limited liability company, that is also a lender for Bollente.  Perigon started to create an electric tankless water heater and the technology is in research and development.  Perigon is owned and controlled by an individual who is a family member of one of the stockholders of the Company.  Bollente agreed to accept the assignment for a promissory note of $500,000.  The promissory note is due on February 24, 2014 and bears interest at 8% per annum.  There are quarterly interest payments of $10,000 with a balloon payment of the principal balance and any accrued interest at the maturity date.  In the event of default, the interest rate increases to 18% per annum.

Business of BOLC

Bollente, Inc.’s Tankless Electric Water Heaters

In December of 2009 Bollente, Inc. (“Bollente”) was formed to market and sell various green and sustainable technologies, especially consumer goods and building materials. The company has invested considerable time and resources into the development of its brand, including website development and various public relations strategies.

Bollente is committed to manufacturing and distributing a new, high-quality, highly efficient electric tankless water heater that will exceed American consumer performance expectations for large quantities of hot water and delivery of hot water at consistent temperature with an affordable, durable and reliable design. Bollente, Inc. has several features and design innovations which are new to the electric tankless water heater market that we believe will give our products a sustainable competitive advantage over our rivals in the market.

Our tankless water heaters are designed to provide an endless hot water supply because they are designed to heat water as it flows through the system. We believe that our products are capable of higher temperature rise than competitive units at a given flow rates because of its improved design and greater efficiency. Our tankless water heaters can save energy and reduce operating costs compared to tank systems because unlike tanks, if there is no hot water demand, no energy is being used. In addition, we intend to improve life-cycle costs with an improved design conceived not only to increase efficiency, but also the longevity of our products versus competitive units. Generally, a typical tank water heater lasts about 11 years, whereas gas tankless systems may last longer, but require routine maintenance. Our product line is designed to last longer than tank water heaters without any routine maintenance required under most conditions.

Intellectual Property & Proprietary Rights

Upon completion of our brand development, we will regard substantial elements of our brands and underlying intellectual property as proprietary and attempt to protect them by relying on trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods.

The company’s plans are to actively pursue patent and trademark protection for all of newly developed products, both domestically and abroad.  The company has novel and proprietary technologies related to its product line and the central focus of the company’s patent counsel has been to work with the company’s engineers to build a defensible patent portfolio.  To date, the company has filed several trademark applications through its outside marketing and branding experts and has acquired several unique domain registrations reflective of its online marketing strategy.  Bollente anticipates obtaining patent and trademark protection on all of its newly developed, proprietary products.  The company also plans to continue protecting its intellectual property through confidentiality agreements with vendors and consultants.

Product Overview

Bollente is currently in a  research and development phase to design a product line of tankless water heaters.  The company has been strategizing a branding and marketing strategy for a tankless water heater product line since January of 2010. The whole-house and commercial series of water heaters will be marketed by the Company when the research and development is substantially completed. Management believes the company’s products will deliver increased functionality and energy efficiency to consumers, and that its products are superior to other competing products in the market, but at a lower cost to the end user. In addition, the Company has been working to identify partners in the contract manufacturing space and believes the company will enter production through one of these contract manufacturing firms in the next 12 months. There are currently several prototypes, components, and various assemblies and technologies being examined and tested by the company’s engineering consultants for use in the company’s product lines.

Tankless Industry Overview

The U.S. gas tankless, whole-house, water heater market is dominated by five brands; Noritz, Rinnai, Takagi, Aqua Star by Bosch and Paloma by Rheem.  The U.S. electric tankless, whole-house, water heater market is dominated by four brands; Seisco by Microtherm, Inc., Stiebel Eltron, Eemax and Power Star by Bosch.  Until just a few years ago, there were only a few tankless water heater manufacturers with a presence in the United States, but that is changing.  Now, several Japanese and European manufacturers have begun marketing products in the United States, and since 2003, gas tankless products have experienced dramatic growth.  Electric tankless systems have not experienced comparable growth due to several factors, primarily product performance capacity, product quality and electrical power supply and installation issues.

Manufacturers of tank heaters have a competitive advantage due largely to their product category’s long established use, name recognition, established distribution and brand position in the marketplace.  Many plumbers and other building industry professionals were opposed to changing brands or to tankless systems because many tankless water heaters have been poorly designed in the past. As a result there is a perception among some contractors that these water heaters are more complicated and generally less dependable than traditional tank heaters.  This perception is often passed along to consumers when making buying decisions or inquiring about switching to a tankless water heater. In recent years however, the industry has experienced a contraction in sales of products and services for new building projects. Consequently, higher ticket, higher margin products, such as tankless and solar water heating systems have become a primary growth driver for many plumbers and companies who had traditionally avoided emerging technologies.

While it is believed that the company’s products will have superior performance, such as endless hot water, superior longevity, greater efficiency and lower “life-cycle” costs than traditional tank water heaters, the company’s success will depend to a large degree on the successful conversion of traditional water heater buyers to tankless water heater buyers.  The acquisition price of tankless water heaters (both gas and electric) is greater than traditional tank water heaters, but the overall cost of ownership will be less than that of traditional tank technologies under typical circumstances.  Although the public’s awareness of tankless systems has not been strong historically, sales growth in the sector is suggestive of increasing awareness.

Bollente’s marketing and promotion plans have been developed to increase the awareness of the company’s brand as the preferred option to traditional tank systems.  Bollente, Inc. intends to position itself and its brand to capitalize on the paradigm shift to green-conscious living and development.

Target Markets

The United States market for residential tank water heaters in 2010 was approximately 7.65 million units according to data released by the Air-Conditioning, Heating, and Refrigeration Institute (AHRI). Almost 50% of those shipments were electric water heaters, and the company has found in comparing those statistics with government data, that over 90% of tank water heaters shipped in 2010 were intended for “replacement” installations.

Bollente will initially market its products to builders, remodelers and distributors in the southern and western U.S.  These areas of the country have been selected because of generally higher ground water temperatures, which improves the effects of the performance and capacity of all brands of tankless water heaters.  This area of the country also traditionally has the largest share of population growth and new housing starts, accounting for almost two-thirds of all housing starts in 2010, according to government data. Additionally, the southern U.S., and specifically the southeastern U.S., has the highest usage of electric water heaters.

Description of Business

Bollente Companies, Inc. wholly-owned subsidiary, Bollente, Inc., was formed in December of 2009 to license, market, and sell products generally classified as clean-tech or green.  The company’s first product is a high quality, whole-house, electric tankless water heater.  The rights to this product line, related assets, and intellectual property were acquired by Bollente, Inc. in February of 2011 under an Assignment and Novation Agreement. The residential whole-house version and commercial version have been in research and development since late 2009; with early modeling and design work completed the remaining development has begun. Several novel and patentable technologies are currently in testing and initial prototype work has already begun on this primary line of tankless water heating products. The company anticipates development work on the whole-house residential and commercial tankless water heaters will be substantially completed by the company’s current engineering consultants. Once the management’s testing and certification criteria have been met, our engineering consultants will transition the product line to a contract manufacturer, who will begin full-scale production at which point Bollente, Inc. will be able to commence shipments.

For forty years, the Japanese have been manufacturing and using gas powered tankless water heaters for residential and commercial use.  Companies that sell gas tankless brands in the U.S. are usually sourced from Japanese suppliers, such as Noritz, Rinnai, Takagi, and Paloma, none of which manufacture or sell electric tankless products. Gas tankless manufacturers have had an appreciable impact on the U.S. water heater market in recent years, gaining market share and partnering with well known companies in the space to further increase market share. Manufacturers of electric tankless water heaters have not achieved significant sales relative to gas tankless manufacturers despite the increased awareness for tankless water heaters in general. We expect that Bollente’s tankless electric water heaters will fill the electric tankless market segment as the industry and consumers become aware our improved technology.  Bollente’s products are being engineered to provide quality, functionality, and performance at an attractive price point. The company expects to sell primarily through traditional plumbing wholesale distribution channels, as well as directly to national homebuilders and large plumbing wholesalers.  Additionally, we believe licensing and co-branding opportunities are available in the industry.

Overview of Potential Markets and Summary of Marketing Plan

Management intends to focus on the United States residential market initially.  For decades Americans have used only tank type water heaters.  For most homes, the units hold an average of 40 to 80 gallons of water, are gas or electric fueled and consume excessive energy to keep water hot continuously. In fact, water heaters expend up to 25% of the total energy used by a typical household representing the second largest use of energy in most homes.  Depending on household usage, approximately 25 – 50% of the heat created is lost through the walls of the tank and connecting pipes.

There are other problems inherent with traditional tank water heaters:

•	Due to the high temperatures and corrosive aspects of water, a typical water heater has a life span of 10.7 years.
•	Unless replaced beforehand, more than two thirds of water heaters eventually corrode and leak or burst, often resulting in extensive and costly water and mold related damage.
•
Due to the large size and other installation requirements often result in the units being installed in garages and utility rooms on the opposite side of the home from the bathroom fixtures.  Because of this, an estimated 10,000 gallons of water per household goes down the drain while users wait on the water to get hot at the faucet.

•	Traditional tank water heaters take up to 6 to 9 square feet of floor space, which can be especially valuable in multi-family or commercial applications.
•	To reduce operating costs, many people adjust the temperature on their water heaters down. Unfortunately, lower temperatures increase the possibility of unhealthy, water born bacteria growth.
•
To increase water heating capacity, many people will adjust the temperature of their water heaters up.  In addition to using more energy, this practice can be dangerous by posing a greater risk of scalding.

Tankless water heaters are becoming increasingly popular in America because they:

•	Produce a continuous, unlimited supply of hot water
•	Expend only the energy needed to heat the water used with no “standby” energy loss
•	Can last more than twice as long as tank heaters
•	Are small and require very little space.
•	Are not conducive to bacterial growth
•	Are considered very “green” by green conscious builders and consumers.

Electric tankless water heaters have additional benefits over gas powered models because they can be installed almost anywhere in a home (closets, attics, utility rooms, etc.) where hot water is needed which improves flexibility of floor plan design for builders, architects, and remodelers. In addition, gas tankless water heaters may not be suitable for many applications due to challenges with adequate fuel supply, the need for exhaust vents with specific requirements, and other code-related requirements. In spite of these issues, gas tankless water heaters have enjoyed significant growth in North America because of the efficiency and performance they provide.

Distribution Plan

Initially, the company will be distributing its first product line throughout the southern and western U.S. using an existing network of plumbing and electrical wholesalers (distributors), manufacturers’ representatives and dealers. Bollente believes that once the product has been launched, it will be able to partner with major companies in the building and plumbing industries to rapidly expand awareness of the Bollente and its products in the water heater market in the U.S and Canada.

Sales will be pursued through the following channels:

1.	Regional and national plumbing and electrical wholesalers (also called “distributors”);
2.	Plumbers and electricians on a direct basis, in those areas where wholesalers have not yet been set up; and,
3.	Builders on a direct basis, in those areas where wholesalers & mechanical contractors have not yet been set up.

The company will expand sales of the product further by marketing the product directly to consumers over the internet with a series of aggressive and ongoing marketing initiatives. The company intends to market to industry professionals and end-users through more traditional marketing efforts as well, including print advertising, attendance of select national trade shows, and attendance of select regional consumer shows. We also expect Bollente will be successful in providing education, training, and support to our sales and installer networks as part of our distribution and marketing efforts.

We believe our products will be a differentiating factor for industry professionals and builders as they market to their customers. Additionally, Bollente’s electric tankless products are expected to provide these professionals and their companies with a mechanism to increase revenue and improve gross margin as compared to more traditional water heating products.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS ASSOCIATED WITH OUR BUSINESS AND MARKETPLACE

We are subject to significant competition from large, well-funded companies.

The industry we compete in is characterized by intense competition and rapid and significant technological advancements. Many companies are working in a number of areas similar to our primary field of interest to develop new products; some of which may be similar and/or competitive to our products.

Most of the companies with which we compete have substantially greater financial, technical, manufacturing, marketing, sales and distribution and other resources than us. If a competitor enters the tankless water heater industry and establishes a greater market share in the direct-selling channel, our business and operating results will be adversely affected.

If we fail to secure or protect our intellectual property rights, our products and competitors may be able to use our designs, each of which could harm our reputation, reduce our revenues and increase our costs.

We will rely on intellectual property laws to protect our proprietary rights with respect to our trademarks and pending patent. We are susceptible to injury from patent infringement, which may harm our reputation for producing high-quality products or force us to incur additional expense in enforcing our rights. It is difficult and expensive to detect and prevent patent infringement. Despite our efforts to protect our intellectual property, some may attempt to violate our intellectual property rights by using our trademarks and imitating our products, which could potentially harm our brand, reputation and financial condition.

We may face significant expenses and liability in connection with the protection of our intellectual property rights. Infringement claims and lawsuits likely would be expensive to resolve and would require substantial management time and resources. Any adverse determination in litigation could subject us to the loss of our rights to a particular trademark, which could prevent us from manufacturing, selling or using certain aspects of our products or could subject us to substantial liability, any of which would harm our results of operations. Aside from infringement claims against us, if we fail to secure or protect our intellectual property rights, our competitors may be able to use our designs. If we are unable to successfully protect our intellectual property rights or resolve any conflicts, our results of operations may be harmed.

Our reliance on intellectual property and other proprietary information subjects us to the risk that these key ingredients of our business could be copied by competitors.

Our success depends, in significant part, on the proprietary nature of our technology.  If a competitor is able to reproduce or otherwise capitalize on our technology, despite the safeguards we have in place, it may be difficult, expensive or impossible for us to obtain necessary legal protection. In addition to patent protection of intellectual property rights, we consider elements of our product designs and processes to be proprietary and confidential. We rely upon employee, consultant and vendor non-disclosure agreements and contractual provisions and a system of internal safeguards to protect our proprietary information. However, any of our registered or unregistered intellectual property rights may be challenged or exploited by others in the industry, which might harm our operating results.

We depend on certain key employees, and believe the loss of any of them would have a material adverse effect on our business.

We will be dependent on the continued services of our management team, as well as our outside consultants. While we have no assurance that our current management will produce successful operations, the loss of such personnel could have an adverse effect on meeting our production and financial performance objectives. We have no assurance that we will not lose the services of these or other key personnel and may not be able to timely replace any personnel if we do lose their services.

Our ability to attract qualified sales and marketing personnel is critical to our future success, and any inability to attract such personnel could harm our business.

Our future success may also depend on our ability to attract and retain additional qualified design and sales and marketing personnel. We face competition for these individuals and may not be able to attract or retain these employees, which could have a material adverse effect on our results of operations and financial condition.

RISKS RELATED TO OUR COMMON STOCK

Because our common stock could remain under $5.00 per share, it could continue to be deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is currently under $5.00 per share, it is considered a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. If the trading price of the common stock stays below $5.00 per share, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to accept the common stock for deposit into an account or, if accepted for deposit, to sell the common stock and these restrictions may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We have one individual required to perform various roles and duties. This individual developed our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

OVERVIEW AND OUTLOOK

Background

Bollente Companies, Inc. (“BOLC”) was formed as a Nevada corporation in March 2008.  On September 23, 2010, BOLC changed its name from Alcantara Brands Corporation to Bollente Companies, Inc.  Effective May 16, 2011, BOLC completed the acquisition of Bollente, Inc (“Bollente”) through the acquisition of 100% of the issued and outstanding common stock of Bollente.

Our Operations

As a result of completing the acquisition on May 16, 2011, our entire operations is currently based upon the operations of our wholly-owned subsidiary Bollente, Inc., which is involved in researching and manufacturing a green technology centered on a tankless water heater system for residential and commercial purposes. The company’s first branded product is a high quality, whole-house, electric tankless water heater that is more energy efficient than conventional products.

RESULTS OF OPERATIONS

As a result of our recent acquisition of 100% of Bollente and change in the business and operations, a discussion of the past financial results of Bollente Companies, Inc. (BOLC) is not pertinent and the financial results of Bollente, the accounting acquirer, are considered the financial results of the Company on a going-forward basis. Bollente’s inception was December 3, 2009.

Results of Operations for the Years Ended December 31, 2010

From inception (December 3, 2009) to the period ended December 31, 2010, we have not generated any revenues.

Operating expenses totaled $20,459 during the year ended December 31, 2010. Operating expenses consisted of general and administrative fees of $3,656, executive compensation of $803, and professional fees of $16,000.

Operation Plan

Our plan is to focus on continued research and development to improve the performance of our electric tankless water heater line, finishing the main elements of our branding strategy and launching a website introducing the features and benefits of tankless water heaters to the market. Subject to availability of capital and once we have substantially completed research and development of the tankless line, we will implement a marketing and sales program in order to begin filling the sales pipeline with potential customers, outside sales companies, and identify candidates within the plumbing and construction industries who will be interested in utilizing our electric tankless technology.

In order to increase production and increase returns for our stockholders, we will also be seeking licensing partners and private label opportunities. Depending on availability of capital, and other constraints, our goal is to increase stockholder value by acquiring stakes in companies, product licenses, and/or joint ventures which will yield additional products or services related to our tankless water heater line which we will offer to our customers or which will yield additional customers to whom we can offer out tankless water heater line.

We expect to achieve these results by:

•	Testing new, proprietary technologies for integration into our electric tankless water heating products;

•	Filing for patent and trademark protection for our electric tankless water heater line,
•	Launching our product website to educate retail consumers about our products;
•	Installing and testing prototype water heaters in the field in a variety of applications;
•
Designing a secondary website geared towards providing service and technical guidance to industry professionals, trade persons, and wholesale sales companies on the benefits of offering our products to their customers; and,

•	Identifying candidates in the plumbing and building industry in select markets to support our initial marketing and sales efforts.

In addition to raising additional capital we plan to begin discussions with various acquisition targets whose technologies and product offerings may augment our planned product offerings. This economic strategy may allow us to acquire or license green product lines and generally expand our existing operations.

Because of our limited operating history we have yet to generate any revenues. Our activities have been limited to raising capital, closing the recent merger, negotiating with consultants, and finalizing our consumer website design, and conducting research and testing on competitive technologies in the market place.

Our future financial results will depend primarily on: (i) our ability to raise necessary capital; (ii) obtaining required certifications to sell our products in the domestic market place; (iii) our success in obtaining patent protection for our intellectual property; and (iv) our ability to monetize our intellectual property. There can be no assurance that we will be successful in any of these respects, or that we will be able to obtain additional funding to increase our currently limited capital resources.

Liquidity and Capital Resources

As of December 31, 2010, we did not have any cash or cash equivalents. The following table provides detailed information about our net cash flow for all financial statement periods presented in this Current Report. To date, we have financed our operations through the issuance of stock, borrowings, and cash flows from operations.

The following table sets forth a summary of our cash flows for the year ended December 31, 2010:

Fiscal Year Ended December 31,
2010
Net cash provided by (used in) operating activities	$(20,459)
Net cash provided by (used in) investing activities	(4,372)
Net cash provided by (used in) financing activities	24,581
Net increase/(decrease) in Cash	(250)
Cash, beginning of year	250
Cash, end of year	$ -

Without cash flow from operations we will require additional cash resources, including the sale of equity or debt securities, to meet our planned capital expenditures and working capital requirements for the next 12 months. We will require additional cash resources due to changed business conditions, implementation of our strategy to successfully develop our Business Plan, or acquisitions we may decide to pursue. If our own financial resources and then current cash-flows from operations are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities will result in dilution to our stockholders. The incurrence of indebtedness will result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations or modify our plans to grow the business. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, will limit our ability to expand our business operations and could harm our overall business prospects.

Our ability to obtain additional capital through additional equity and/or debt financing, and Joint Venture or Working Interest partnerships will also be important to our expansion plans. In the event we experience any significant problems assimilating acquired assets into our operations or cannot obtain the necessary capital to pursue our strategic plan, we may have to reduce the growth of our operations. This may materially impact our ability to increase revenue and continue our growth.

Going Concern

The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of the Company as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company is in the development stage and, accordingly, has not generated revenues from operations. As shown on the accompanying financial statements, the Company has incurred a net loss of $30,734 for the period from inception (December 3, 2009) to December 31, 2010. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The future of the Company is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues.

Off-Balance Sheet Arrangements

As of the date of this Current Report, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

PROPERTIES

We currently maintain an executive office 8501 North Scottsdale Road, Suite 165, Scottsdale, Arizona. Our monthly rent for this office is $1,500.

As a result of our method of operations and business plan we do not require personnel other than Mr. Orr to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on September 20, 2011 by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers.  The percentage of beneficial ownership for the following table is based on 5,757,460 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power.  It also includes shares of common stock that the stockholder has a right to acquire within 60 days after September 20, 2011 pursuant to options, warrants, conversion privileges or other rights.  The percentage of ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Security Ownership of Management
Title of Class	Name and address of Beneficial Owner(1)	Amount of Beneficial Ownership	Percent of Class

Common	Robertson James Orr, CEO, President & Director	241,327(2)	4.1%
	All Beneficial Owners as a Group	241,327	4.1%
(1)
As used in this table, “beneficial ownership” means the sole or united power to vote, or to direct the voting of, a security, or the sole or united investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  The Party’s address is in care of the Company at Gainey Center II, 8501 North Scottsdale Road, Suite 165, Scottsdale Arizona 85253-2740.

(2)	Includes 50,000 shares that have not been issued but are issuable as of August 31, 2011 pursuant to Mr. Orr’s employment agreement.

Security Ownership of Certain Beneficial Owners
Title of Class	Name and address of Beneficial Owner(1)	Amount of Beneficial Ownership	Percent of Class

Common	Envision Growth Partners, LLC P.O. Box 722 Mesa, Arizona 85211	500,000	9.4%
Common	Craig Gutchow & Cynthia Kenner JTWROS 7150 East Bronco Drive Paradise Valley, Arizona 85253	350,000	6.7%
Common	SLI 9850 South Maryland Parkway Suite 197 Las Vegas, NV 89183	320,000	6.0%
	All Beneficial Owners as a Group	1,170,000	22%
(1)
As used in this table, “beneficial ownership” means the sole or united power to vote, or to direct the voting of, a security, or the sole or united investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).

DIRECTORS AND EXECUTIVE OFFICERS

The members of our board of directors serve for one year terms and are elected at the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the board of directors.

Information as to our current directors and executive officers is as follows:

Name	Age	Title	Since
Robertson James Orr	37	President, Secretary, Treasurer, Director	May 12, 2010

Duties, Responsibilities and Experience

Robertson James Orr – President, Treasurer and Secretary. Mr. Orr attended Arizona State University and graduated with a BA in Business Management. In 1998, Mr. Orr assisted in the founding of bluemedia, Inc., a successful large format digital printing company based in Tempe, Arizona. Mr. Orr lead bluemedia to profitability 9 years ago while overseeing the company's sales department and business development, and since then the company has continued to grow by more than 28% annually. In 2005, Mr. Orr and his Partners in bluemedia started a non-traditional ad agency called Blind Society, which is responsible for the direct to consumer marketing efforts of companies like AT&T, K-Swiss, and Activision. In addition to his entrepreneurial successes, Mr. Orr has been involved with supporting numerous local charitable causes through his work with the Boys & Girls Clubs of Phoenix, St. Joseph the Worker, the MDA and the ADA. He is also on the Board of Directors for the Tempe Chamber of Commerce and is active in the Phoenix 40.

Family Relationships

There are no family relationships among any of our officers or directors.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
(3)	Compliance with applicable governmental laws, rules and regulations;
(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
(5)	Accountability for adherence to the code.

We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Corporate Governance

We currently do not have standing audit, nominating and compensation committees of the board of directors, or committees performing similar functions. Until formal committees are established, our entire board of directors, perform the same functions as an audit, nominating and compensation committee.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past five years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Overview of Compensation Program

We currently have not appointed members to serve on the Compensation Committee of the board of directors. Until a formal committee is established, our entire board of directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy.  The board of directors ensures that the total compensation paid to the executives is fair, reasonable and competitive.

Compensation Philosophy and Objectives

The board of directors believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value.  As a result of the size of the Company and only having one executive officer, the board evaluates both performance and compensation on an informal basis.  Upon hiring additional executives, the board intends to establish a Compensation Committee to evaluate both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly-situated executives of our peer companies.  To that end, the board believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The board of directors makes all compensation decisions for, and approves recommendations regarding equity awards to, the executive officers and directors of the Company.  Decisions regarding the non-equity compensation of other employees of the Company are made by management.

Summary Compensation

During the year ended December 31, 2010, our former President and Chief Executive Officer Mr. Carlos Alcantara and our former Treasurer and Secretary Ms. Shanda Alcantara received no compensation for their roles associated as the Company’s officers. Mr. and Ms. Alcantara resigned from their positions with the Company effective on May 12, 2010.

Prior to the resignations of Mr. Carlos Alcantara and Ms. Shanda Alcantara on May 12, 2010, the board of directors appointed Mr. Robertson James Orr to serve as the Company’s President, Secretary and Treasurer.

During the period May 12, 2010 through the year ended December 31, 2010, Mr. Orr, our sole executive officer, did not receive any compensation, including plan or non-plan compensation, nor did Mr. Orr earn any compensation as of December 31, 2010.

On March 1, 2011, the Company entered into a one year employment agreement with Mr. Robertson James Orr, the President of the Company, with an option for the Company to renew the agreement for an additional year.  Mr. Orr will receive annual compensation of $42,000 due monthly.  Mr. Orr has the option to elect to receive shares of common stock in lieu of cash at a rate of $1 per share.  In May 2011, Mr. Orr received 50,000 shares of common stock and will receive 50,000 shares every quarter thereafter during the term of employment.

Termination of Employment

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person’s employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company, except with respect to a breach of contract on the part of the Company.

Option Grants in Last Fiscal Year

During the years ended December 31, 2010 and 2009, we did not grant any options to our officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On February 24, 2011, our subsidiary, Bollente, Inc., accepted an assignment of an engineering services contract from Perigon Companies, LLC, a Delaware limited liability company, that is also a lender for Bollente.  Perigon started to create an electric tankless water heater and the technology is in research and development.  Perigon is owned and controlled by an individual who is a family member of one of the stockholders of the Company.  Bollente agreed to accept the assignment for a promissory note of $500,000.  The promissory note is due on February 24, 2014 and bears interest at 8% per annum.  There are quarterly interest payments of $10,000 with a balloon payment of the principal balance and any accrued interest at the maturity date.  In the event of default, the interest rate increases to 18% per annum.

During April 2011, our subsidiary, Bollente, Inc., received a loan of $250 from its sole officer and director of the Company.  The unsecured loan is due upon demand and bears interest at 0% per annum.

As of June 30, 2011, the Company had accounts payable totaling $343 due to an entity that is owned and controlled by a former officer, director and shareholder of the Company.

As of June 30, 2011, the Company had accrued salaries of $9,500 due to an officer of the Company.

Promoters and Certain Control Persons

We did not have any promoters at any time since our inception in March 7, 2008.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined in Section 803A of the NYSE Amex LLC Company Guide. Since the Over the Counter Bulletin Board (“OTCBB”) does not have rules regarding director independence, the Board makes its determination as to director independence based on the definition of “independence” as defined under the rules of the New York Stock Exchange (“NYSE”) and American Stock Exchange (“Amex”).

LEGAL PROCEEDINGS

We are not a party to any material litigation, nor to the knowledge of management is any litigation threatened against us, which may materially affect us.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the Over-the-Counter Bulletin Board (OTCBB) under the symbol “BOLC.” We have been eligible to participate in the OTCBB since February 13, 2009 and from that time until the fourth quarter of 2010, our common stock was traded on a very sporadic basis.

The following 2009 table sets forth, for the periods indicated, the high and low bid prices of our common stock as reported by a Quarterly Trade and Quote Summary Report of the OTCBB (adjusted to reflect the 1:50 reverse stock split). These quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

	2009
	BID PRICES
	High	Low
1st Quarter	$0	$0
2nd Quarter	$-	$-
3rd Quarter	$5.00	$0
4th Quarter	$18.5	$5.00

The following 2010 table sets forth, for the periods indicated, the high and low bid prices of our common stock as computed by the Company as a result of not being able to get a Quarterly Trade and Quote Summary Report from the OTCBB because the Company’s market maker dropped the Company.

	2010
	BID PRICES
	High	Low
1st Quarter	$29.50	$7.75
2nd Quarter	$12.50	$1.25
3rd Quarter	$4.50	$1.50
4th Quarter	$3.00	$0.01

We have submitted a Form 211 to FINRA in order for the Company to be quoted on the OTCBB again. We are currently in the process of answering FINRA comments.

Holders of Common Stock

As of September 20, 2011, there were approximately 78 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

RECENT SALES OF UNREGISTERED SECURITIES

On May 26, 2011, pursuant to the terms of the Merger Agreement, we issued a total of 4,707,727 shares of our restricted common stock to the stockholder’s of Bollente, Inc. in exchange for 100% of the issued and outstanding shares of Bollente, Inc.

        We made each of the aforementioned common stock issuances in reliance upon the exemption from registration under Section 4(2) of the Securities Act for private offerings not involving a public distribution.

S-8 Stock Issuances

On June 29, 2011, we issued a total of 50,000 shares of our common stock to our sole officer and director of the Company pursuant to his employment agreement. The shares issued were registered in a Registration Statement on Form S-8 filed on June 28, 2011.

On June 29, 2011, we issued a total of 375,000 shares of our common stock to 8 consultants for services rendered to the Company. The shares issued were registered in a Registration Statement on Form S-8 filed on June 28, 2011.

Sales of Unregistered Securities

Between August and September 2011, we sold 400,000 shares of restricted common stock to 3 accredited investors for $100,000 all of which was paid in cash. As of the date of this filing the 400,000 shares have not been issued. We believe that the sale of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D Rule. The shares were sold directly by us and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make their investment decision, including the financial statements and 34 Act reports. We reasonably believed that the recipients, immediately prior to the sale of the shares, were accredited investors and had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investments. The recipients had the opportunity to speak with our management on several occasions prior to their investment decision. There were no commissions paid on the issuance and sale of the shares.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation authorize the issuance of 100,000,000 Shares of common stock, $0.001 par value per share, of which 5,757,460 shares were outstanding as of September 20, 2011.  Common stock holders are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock have no cumulative voting rights. Common stock holders are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed.  In the event of a liquidation, dissolution or winding up of BOLC, the common stockholders are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.  All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares of preferred stock are outstanding as of the date of this Current Report.  The preferred stock may be issued from time to time by the board of directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•      adopt resolutions;
•      to issue the shares;
•      to fix the number of shares;
•      to change the number of shares constituting any series; and
•      to provide for or change the following:
-	the voting powers;
-	designations;

-	preferences; and
-	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
*      dividend rights (including whether dividends are cumulative);
*      dividend rates;
*      terms of redemption (including sinking fund provisions);
*      redemption prices;
*      conversion rights; and
*	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Transfer Agent

The Company’s transfer agent for its common stock is Pacific Stock Transfer, Inc., located at
4045 S. Spencer Street, Suite 403, Las Vegas, NV 89119.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws both provide for the indemnification of our officers and directors to the fullest extent permitted by Nevada law.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in our best interests.

Available Information

Our periodic reports filed with the SEC, which include Form 10-K, Form 10-Q, Form 8-K and amendments thereto, may be accessed by the public free of charge from the SEC. Electronic copies of these reports can be accessed at the SEC’s website (http://www.sec.gov). Copies of these reports may also be obtained, free of charge, upon written request to: Gainey Center II, 8501 North Scottsdale Road, Suite 165, Scottsdale, Arizona 85253-2740 Attn: Corporate Secretary. The public may read or obtain copies of these reports from the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549 (1-800-SEC-0330).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

We have had no disagreements with our independent auditors on accounting or financial disclosures.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, we issued a total of 4,707,727 shares of our restricted common stock to the stockholders of Bollente in exchange for 100% of the issued and outstanding shares of common stock of Bollente.

We made each of the aforementioned common stock issuances in reliance upon the exemption from registration under Section 4(2) of the Securities Act for private offerings not involving a public distribution.

Item 5.06 – Change in Shell Company Status.

Management has determined that, as a result of the acquisition of the 100% issued and outstanding common stock of Bollente, our Company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the acquisition and the business of our Company following the acquisition.

Section 9 – Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Pursuant to Rule 8-04(b) of Regulation S-X (17 CFR 210.3-05(b)), the Bollente, Inc. audited financial statements as of and for the years ended December 31, 2010 and 2009 is filed herewith.

(b) Pro Forma Financial Information.

Pursuant to Rule 8-05 of Regulation S-X (17 CFR 210), the unaudited pro forma consolidated balance sheets and statements of operations of Bollente Companies, Inc. and Bollente, Inc. for the year ended December 31, 2010, along with the notes to such unaudited pro forma consolidated financial information, are filed herewith.

(c) Exhibits.

			Incorporated by reference
Exhibit Number	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
2.1	Acquisition Agreement and Plan of Merger – Dated March 7, 2011		8-K		2.1	3/10/11
2.2	Addendum No. 1 to Acquisition Agreement and Plan of Merger – Dated April 27, 2011		8-K		2.2	5/6/11
3(i)(a)	Articles of Incorporation of Alcantara Brands Corporation Dated March 7, 2008		S-1		3(i)(a)	3/19/08
3(ii)(a)	Bylaws of Alcantara Brands Corporation		S-1		3(ii)(a)	3/19/08
3(i)(b)	Certificate of Amendment –Name Change – Dated March 2, 2011		10-Q	9/30/10	3(i)(b)	11/24/10
3(i)(c)	Certificate of Change – 50:1 Reverse Split – Dated September 23, 2010		10-Q	9/30/10	3(i)(c)	11/24/10
3(i)(d)	Articles of Merger – Dated May 16, 2011		8-K			5/16/11
10.1	Debt conversion Agreement – Dated March 3, 2011		8-K		10.1	3/9/11
10.2	Employment Agreement– Dated February 18, 2011		10-Q	6/30/11	10.2	5/23/11

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLLENTE COMPANIES, INC.

By: /S/ Robertson Jame Orr
Robertson James Orr, Chief Executive Officer

Date: October 18, 2011

BOLLENTE, INC.

FINANCIAL STATEMENTS (AUDITED)

FOR THE YEARS ENDED DECEMBER 31, 2010 AND
DECEMBER 31, 2009

BOLLENTE, INC.

INDEX TO COMBINED FINANCIAL STATEMENTS
(AUDITED)

F-i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Bollente, Inc.

We have audited the accompanying balance sheets of Bollente, Inc. (A Development Stage Company) (the “Company”) as of December 31, 2010 and 2009 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2010 and from inception (December 3, 2009) through December 31, 2009 and 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bollente, Inc. (A Development Stage Company) as of December 31, 2010 and 2009 and the results of its operations and cash flows for the year ended December 31, 2010 and from inception (December 3, 2009) through December 31, 2009 and 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
May 19, 2011

BOLLENTE , INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31,	December 31,
	2010	2009

ASSETS

Current assets:
Cash	$-	$250
Total current assets	-	250

Total assets	$-	$250

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Bank overdraft	81	-
Notes payable	750	-
Total current liabilities	831	-

Total liabilities	831	-

Stockholders' equity (deficit):
Common stock, $0.001 par value, 10,000,000 shares
authorized, 4,707,727 and 1,025,000 shares issued and outstanding
as of December 31, 2010 and December 31, 2009, respectively	4,708	1,025
Additional paid-in capital	29,567	9,225
Notes receivable - related party	(4,372)	-
Deficit accumulated during development stage	(30,734)	(10,000)
Total stockholders' equity (deficit)	(831)	250

Total liabilities and stockholders' equity (deficit)	$-	$250

See Accompanying Notes to Financial Statements.

BOLLENTE , INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

		Inception	Inception
		(December 3, 2009)	(December 3, 2009)
	For the year ended	to	to
	December 31,	December 31,	December 31,
	2010	2009	2010

Revenue	$-	$-	$-

Operating expenses:
General and administrative	3,656	-	3,656
Executive compensation	803	-	803
Professional fees	16,000	10,000	26,000

Total operating expenses	20,459	10,000	30,459

Other expenses:
Interest expense - related party	(275)	-	(275)

Total other expenses	(275)	-	(275)

Net loss	$(20,734)	$(10,000)	$(30,734)

Weighted average number of common shares	2,246,303	600,862
outstanding - basic

Net loss per common share - basic	$(0.01)	$(0.02)

See Accompanying Notes to Financial Statements.

BOLLENTE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

					Deficit
					Accumulated
			Additional	Notes	During	Total
	Common Shares		Paid-In	Receivable	Development	Stockholders'
	Shares	Amount	Capital	(related party)	Stage	Equity (Deficit)
Inception December 3, 2009	-	$-	$-	$-	$-	$-

December 15, 2009
Issuance of common stock for cash	1,025,000	1,025	9,225	-	-	10,250

Net loss					(10,000)	(10,000)

Balance, December 31, 2009	1,025,000	$1,025	$9,225	$-	$(10,000)	$250

August 31, 2010
Settlement of debt with related party	3,522,727	3,523	4,502	-		8,025

September 30, 2010
Notes receivable - Due from a related party				(1,500)		(1,500)

October 15, 2010
Issuance of common stock for cash	160,000	160	15,840	-		16,000

December 31, 2010
Notes receivable - Due from a related party				(2,872)		(2,872)

Net loss					(20,734)	(20,734)

Balance, December 31, 2010	4,707,727	$4,708	$29,567	$(4,372)	$(30,734)	$(831)

See Accompanying Notes to Financial Statements.

BOLLENTE , INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

			Inception	Inception
			(December 3, 2009)	(December 3, 2009)
	For the year ended		to	to
	December 31,		December 31,	December 31,
	2010		2009	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (20,734)		$ (10,000)	$ (30,734)
Adjustments to reconcile net loss
to net cash used in operating activities:
Interest exepense paid with stock	275		-	275

Net cash used in operating activities	(20,459)		(10,000)	(30,459)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for notes receivable - related party	(4,372)	#	-	(4,372)

Net cash used in financing activities	(4,372)		-	(4,372)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	81		-	81
Proceeds from notes payable	8,500		-	8,500
Proceeds from sale of common stock, net of offering costs	16,000		10,250	26,250

Net cash provided by financing activities	24,581		10,250	34,831

NET CHANGE IN CASH	(250)		250	-

CASH AT BEGINNING OF YEAR	250		-	-

CASH AT END OF YEAR	$ -		$ 250	$ -

SUPPLEMENTAL INFORMATION:
Interest paid	$ -		$ -	$ -
Income taxes paid	$ -		$ -	$ -

Non-cash activities:
Notes payable - related party settled with common stock	$ 7,750		$ -	$ 7,750
Accrued interest payable - related party settled with common stock	$ 275		$ -	$ 275

See Accompanying Notes to Financial Statements.

BOLLENTE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on December 3, 2009 (Date of Inception) under the laws of the State of Nevada, as Bollente, Inc. The Company developed its business plan over the period commencing with December 3, 2009 and ending on December 31, 2010.

The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Nature of operations
The Company is researching, developing and manufacturing a green technology centered on tankless water heater system for residential and commercial purposes. The Company’s first product is a high quality, whole-house, electric tankless water heater that is more energy efficient than conventional products.  The Company plans to generate revenue by selling products on their website.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.  As of December 31, 2010 and 2009, there are no cash equivalents.

Revenue Recognition
The Company will recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company plans to sell products on their website for consumers to purchase.  The products sold will be recorded to revenue as they are shipped to the customers.

Advertising Costs
Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the year ended December 31, 2010 and for the period of Inception (December 3, 2009) to December 31, 2009.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2010 and 2009. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1 The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2 FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3 If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As a December 31, 2010 and 2009, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of December 31, 2010 and 2009, no income tax expense has been incurred.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements
The Company has evaluated the recent accounting pronouncements through ASU 2011-03 and believes that none of them will have a material effect on the Company’s financial.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (December 3, 2009) through the period ended December 31, 2010 of ($30,734). In addition, the Company’s development activities since inception have been financially sustained through equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – NOTES RECEIVABLE – RELATED PARTY

	December 31, 2010	December 31, 2009
Notes receivable due from an entity owned and controlled by an officer and director of the Company, unsecured, 0% interest, due upon demand	$4,372	$-

Notes receivable – current	$4,372	$-

During the year ended December 31, 2010, the Company recorded interest income of $0.  The notes receivable balance has been reclassified to an equity account.

NOTE 4 – NOTES PAYABLE

	December 31, 2010	December 31, 2009
Notes payable due to an entity, unsecured, 0% interest, due upon demand	$750	$-

Notes payable – current	$750	$-

During the year ended December 31, 2010, the Company recorded interest expense of $0.

NOTE 5 – INCOME TAXES

At December 31, 2010 and 2009, the Company had federal operating loss carryforwards of $30,734 and $10,000, which begin to expire in 2029.

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2010 and 2009:

	2010	2009
Deferred tax assets:
Net operating loss carryforward	$10,757	$3,500
Total deferred tax assets	10,757	3,500
Less: Valuation allowance	(10,757)	(3,500)
Net deferred tax assets	$-	$-

The valuation allowance for deferred tax assets as of December 31, 2010 and 2009 was $10,757 and $3,500, respectively, which will begin to expire in 2029.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2010 and 2009 and maintained a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2010 and 2009:

	2010	2009
Federal statutory rate	(35.0)%	(35.0)%
State taxes, net of federal benefit	(0.00)%	(0.00)%
Change in valuation allowance	35.0%	35.0%
Effective tax rate	0.0%	0.0%

NOTE 6 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 10,000,000 shares of its $0.001 par value common stock.

Common Stock
On December 15, 2009, the Company issued its sole officer and director of the Company 1,025,000 shares of its $0.001 par value common stock at a price of $0.01 per share for cash of $10,250.

On August 31, 2010, the Company issued 3,522,727 shares of its $0.001 par value common stock to its sole officer and director of the Company and settled notes payable totaling $8,025.

On October 15, 2010, the Company issued 160,000 shares of its $0.001 par value common stock at a price of $0.10 per share for cash of $16,000.

During the year ended December 31, 2010, there have been no other issuances of common stock.

NOTE 7 – WARRANTS AND OPTIONS

As of December 31, 2010 and 2009, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 8– SUBSEQUENT EVENTS

On February 24, 2011, the Company accepted an assignment of an engineering services contract from an entity that is also a lender.  This entity started to create an electric tankless water heater and the technology is in research and development.  This entity is owned and controlled by an individual who is a family member of one of the shareholders of the Company.  The Company agreed to accept the assignment for a promissory note of $500,000.  The promissory note is due on February 24, 2014 and bears interest at 8% per annum.  There are quarterly interest payments of $10,000 with a balloon payment of the principal balance and any accrued interest at the maturity date.  In the event of default, the interest rate increases to 18% per annum.  Management is researching the accounting rules for related party transactions and the valuation of the technology acquired and will have this issue resolved before their next filing.

During April 2011, the Company received a loan of $250 from its sole officer and director of the Company.  The unsecured loan is due upon demand and bears interest at 0% per annum.

On May 16, 2011, the Company was acquired by Bollente Companies, Inc, and became a wholly-owned subsidiary of Bollente Companies, Inc.  Pursuant to the conditions to closing of the Merger, on May 16, 2011 the Company received 4,707,727 shares of common stock of Bollente Companies, Inc. in exchange for 100% of Bollente’s issued and outstanding common stock.

BOLLENTE COMPANIES, INC. AND BOLLENTE, INC.

UNAUDITED PRO FORMA

COMBINED FINANCIAL INFORMATION

FOR THE YEAR ENDED DECEMBER 31, 2010

BOLLENTE COMPANIES, INC. AND BOLLENTE, INC.

INDEX TO COMBINED PRO FORMA FINANCIAL INFORMATION

Page
Pro Forma Consolidated Balance Sheet	G-1
Pro Forma Consolidated Statement of Operations	G-2
Notes to Pro Forma Financial Information	G-3

G-i

Bollente Companies, Inc.
Pro-Forma Consolidated Balance Sheet
December 31, 2010
(unaudited)

	Bollente		Pro-Forma	Pro-Forma
	Companies, Inc.	Bollente, Inc.	Adjustments	Consolidated
ASSETS

Current assets:
Cash	$48	$-	$-	$48
Total Current Assets	48	-	-	48

Total Assets	$48	$-	$-	$48

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Bank overdraft	$-	$81	$-	$81
Accounts payable	145,426	-	-	145,426
Accounts payable - related party	343	-	-	343
Notes payable - related party	16,132	(3,622)	-	12,510
Accrued interest payable - related party	598	-	-	598
Line of credit - related party	16,820	-	-	16,820
Total current liabilities	179,319	(3,541)	-	175,778

Total Liabilities	179,319	(3,541)	-	175,778

Stockholders' equity:
Common stock	375	-	-	375
Additional paid in capital	1,184,943	34,275	-	1,219,218
Subscriptions payable	50,000	-	-	50,000
Retained earnings	(1,414,589)	(30,734)	-	(1,445,323)
Total Stockholders' Equity	(179,271)	3,541	-	(175,730)

Total Liabilities and Stockholders' Equity	$48	$-	$-	$48

See Accompanying Notes to Pro Forma Financial Statements.

Bollente Companies, Inc.
Pro-Forma Consolidated Statement of Operations
For the Year Ended December 31, 2010
(unaudited)

	Bollente		Pro-Forma	Pro-Forma
	Companies, Inc.	Bollente, Inc.	Adjustments	Consolidated

Revenue	$-	$-	$-	-

General and administrative	32,669	3,656	-	36,325
Product development - related party	39,576	-	-	39,576
Executive compensation	-	803
Professional fees	927,645	16,000	-	943,645
Total operating expenses	999,890	20,459	-	1,019,546

Net (loss) from operations	(999,890)	(20,459)	-	(1,019,546)

Other income and (expense)
Interest expense - related party	(598)	(275)	-	(873)
Total other income (expense)	(598)	(275)	-	(873)

Net (loss) before income taxes	(1,000,488)	(20,734)	-	(1,020,419)

Income tax expense	-	-	-	-

Net (loss)	$(1,000,488)	$(20,734)	$-	$(1,020,419)

See Accompanying Notes to Pro Forma Financial Statements.

BOLLENTE COMPANIES, INC. AND BOLLENTE, INC.
NOTES TO PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

1.  BASIS OF PRESENTATION FOR PRO-FORMA FINANCIAL STATEMENTS

On May 17, 2011, Bollente Companies, Inc. (“BOLC”) acquired 100% of Bollente, Inc. (“BOLINC”) in exchange for a total of 4,707,727 restricted shares of BOLC’s common stock.  On the date of acquisition, BOLINC was 2.78% owned and controlled 100% by Robertson J. Orr, a majority shareholder and officer and director of BOLC and the acquisition was accounted for by means of a pooling of the entities from the date of inception of BOLINC on March 7, 2008 because the entities were under common control.

The unaudited pro-forma condensed consolidated financial statements have been developed from the audited records of BOLC as of December 31, 2010 and the year then ended and the audited records of BOLINC as of December 31, 2010 and the year then ended.

The unaudited pro-forma condensed consolidated balance sheet as of December 31, 2010 is based upon the historical financial statements of BOLC and BOLINC.  The unaudited pro-forma condensed consolidated balance sheet is presented as if the acquisition had occurred on December 31, 2010.

The unaudited pro-forma condensed consolidated statement of operations for the year ended December 31, 2010 is based upon the historical financial statements of BOLC and BOLINC, after giving effect to the acquisition.  The unaudited pro-forma condensed consolidated statement of operations is presented as if the acquisition had occurred at the beginning of the period.

2.  STOCKHOLDERS’ EQUITY

The Company is authorized to issue 10,000,000 shares of its $0.001 par value preferred stock and 100,000,000 shares of its $0.001 par value common stock.

Upon closing of the reverse merger acquisition, the Company had 5,382,460 shares of common stock issued and outstanding.  The pro-forma condensed consolidated balance sheet as of December 31, 2010 is presented as if the acquisition had occurred on December 31, 2010.